Exhibit (a)(4)

THE PRUDENTIAL SERIES FUND, INC.

SECOND ARTICLES OF AMENDMENT

TO

SECOND ARTICLES OF RESTATEMENT

THE PRUDENTIAL SERIES FUND, INC., a Maryland corporation having its principal office in this State c/o Prentice Hall Corporation System, Maryland, 11 E. Chase Street, Baltimore, Maryland 21201 (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: ARTICLE V of the Charter of the Corporation is hereby amended by striking “SP Small/Mid Cap Value Portfolio Capital Stock” and substituting in its place “SP Goldman Sachs Small Cap Value Portfolio Capital Stock.”

SECOND: The foregoing amendment was approved by a majority of the entire board of directors.

THIRD: The foregoing amendment is limited to changes expressly authorized by Sections 2-105(a)(12) or 2-605 of the Corporations and Associations Article of the Annotated Code of Maryland to be made without action by the stockholders.

FOURTH: The foregoing amendment shall be effective at 12:01 A.M. Eastern Time on January 20, 2004.

IN WITNESS WHEREOF, THE PRUDENTIAL SERIES FUND, INC. has caused these presents to be signed in its name and on its behalf by its Chairman and its corporate seal to be hereunder affixed and attested by its Secretary, as of December 22, 2003.

THE PRUDENTIAL SERIES FUND, INC.

BY:	/s/ David R. Odenath, Jr.

David R. Odenath, Jr.
Chairman

Attest:

/s/ Jonathan D. Shain
Jonathan D. Shain
Secretary

THE UNDERSIGNED, Chairman of the Board of THE PRUDENTIAL SERIES FUND, INC., who executed on behalf of said Corporation the foregoing Second Articles of Amendment to the Second Articles of Restatement, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Second Articles of Amendment to the Second Articles of Restatement to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information, and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

/s/ David R. Odenath, Jr.
David R. Odenath, Jr.
Chairman

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